EXHIBIT 23.1


MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registrations statement on Form SB2 of Techs Loanstar Inc of our report dated May 22, 2007 on our audit of the financial statements of Techs Loanstar Inc as of January 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception April 7, 2006 through January 31, 2007 and for the period then ended, and the reference to us under the caption "Experts."








/s/ MOORE & ASSOCIATES, CHARTERED
_________________________________
Moore & Associates Chartered
Las Vegas, Nevada
June 5, 2007



















               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                        (702)253-7511 FAX (702)253-7501